                                                                     Exhibit 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                              SYNAPSE GROUP, INC.

   (Pursuant to Section 245 of the General Corporation Law of the State of
                                   Delaware)

The undersigned President and Chief Executive Officer of Synapse Group, Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:
                           -----------

1. The present name of the Corporation is Synapse Group, Inc., which is the name under which the Corporation was originally incorporated in Delaware; and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is December 22, 1999.

2. This Restated Certificate of Incorporation further amends and restates the Certificate of Incorporation of the Corporation now in effect.

3. This Restated Certificate of Incorporation of the Corporation was duly adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware to read as follows:

     FIRST. The name of the Corporation is:

                              Synapse Group, Inc.

     SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").
 ----

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 107,000,000 shares, consisting of
(i) 95,000,000 shares of Common Stock, $0.001 par value per share, comprised of 58,000,000 shares of Class A Common Stock, $0.001 par value per share (the "Voting Stock"), and 37,000,000 shares of Class B Common Stock, $ 0.001 par
 ------------
value per share (the "Nonvoting Stock" and, together with the Voting Stock, the
                      ---------------
"Common Stock"), and (ii) 12,000,000 shares of Preferred Stock, of which
 ------------
2,600,000 are shares of Series A Convertible Preferred Stock, $0.001 par value per share (the "Series A Preferred Stock"), 5,000,000 are shares of Series B
                ------------------------
Convertible Preferred Stock, $0.001 par value per share (the "Series B Preferred
                                                              ------------------
Stock"), and 3,125,000 are shares of Series C Convertible Preferred Stock,
-----
$0.001 par value per share (the "Series C Preferred Stock" and
                                 ------------------------
together with the Series A Preferred Stock and the Series B Preferred Stock, the "Preferred Stock").
 ---------------

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.   COMMON STOCK.
     ------------

     1. Class A Common Stock and Class B Common Stock shall have identical rights and preferences except that the holders of the Class B Common Stock shall not be entitled to vote, other than as required in Section 242 of the DGCL, and this provision restricting Class B Common Stock right to vote shall prevail in all elections and in all proceedings over the provisions of any statute that authorizes any action by a vote or written consent of the holders of all of the shares or a specific portion of the shares of the Corporation, all rights to vote being vested solely and exclusively in the Class A Common Stock.

     2. Upon the earlier of (i) the closing date of the Initial Public Offering, or (ii) June 30, 2001, Article FOURTH, Section A.1 shall be deleted from this Restated Certificate of Incorporation and each outstanding share of the Class B Common Stock shall be automatically converted into one share of Voting Stock.

     3. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

     4. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     5. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.   PREFERRED STOCK
     ---------------

     1.   Capitalized Terms.  Capitalized terms used in this Article FOURTH,
          -----------------
Section B and not otherwise defined shall have the meanings set forth in Article FOURTH, Section B.11 below. All references in this Article FOURTH, Section B to "Sections" or "Section" are references to Sections or a Section of this Article FOURTH, Section B.

     2.   Rank.
          ----

          (a) The Preferred Stock shall, with respect to distributions of assets and rights upon the occurrence of a Liquidation rank (i) pari passu with
                                                                ---- -----
each other and any other series or class of Capital Stock hereafter created which expressly ranks pari passu with the Preferred Stock (the "Parity Stock")
                      ---- -----                                ------------
and (ii) senior to (x) all classes of Common Stock and (y) each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Preferred Stock
                   ---- -----
(collectively with the Common Stock, the "Junior Stock").
                                          ------------

          (b) The Series A Preferred Stock shall, with respect to payment of the Series A Automatic Conversion Payment upon the occurrence of a Sale or a Merger, rank pari passu with the Series B Preferred Stock and Series C Preferred
             ---- -----
Stock and senior to the Junior Stock. The Series B Preferred Stock shall, with respect to payment of the Series B Automatic Conversion Payment upon the occurrence of a Sale or a Merger, rank pari passu with the Series A Preferred
                                       ---- -----
Stock and the Series C Preferred Stock and senior to the Junior Stock. The Series C Preferred Stock shall, with respect to payment of the Series C Automatic Conversion Payment upon the occurrence of a Sale or a Merger, rank pari passu with the Series A Preferred Stock and the Series B Preferred Stock
---- -----
and senior to the Junior Stock.

     3.   Dividends.  The holders of shares of Preferred Stock shall not be
          ---------
entitled to receive dividends except in accordance with this Section 3. If the Corporation declares a dividend (or makes any other distribution (including, without limitation, in cash or other assets)) to the holders of shares of Common Stock, then, the holders of each share of Preferred Stock shall be entitled to receive out of funds legally available therefor, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Voting Stock for which such share of Preferred Stock, as the case may be, is convertible pursuant to Section 7(a) on the record date for determining the stockholders of the Corporation eligible to receive such dividends or distribution.

     4.   Liquidation Preference.
          ----------------------

          (a)  Priority Payment.  Upon the occurrence of a Liquidation:
               ----------------

               (i) the holders of shares of Series A Preferred Stock shall be entitled to be paid for each share of Series A Preferred Stock held thereby, pari passu with any payments due to the holders of the Series B Preferred Stock,
---- -----
the Series C Preferred Stock and any other Parity Stock, if any, out of the assets of the Corporation legally available for distribution to its stockholders, an amount in cash equal to $7.72 (the "Series A Liquidation
                                                     --------------------
Preference") plus all declared and unpaid dividends thereon to the date fixed
----------
for such Liquidation, before any payment or distribution is made to any Junior Stock;

               (ii) the holders of shares of Series B Preferred Stock shall be entitled to be paid for each share of Series B Preferred Stock held thereby, pari passu with any payments due to the holders of the Series A Preferred Stock,
---- -----
Series C Preferred Stock and any other Parity Stock, if any, out of the assets of the Corporation legally available for distribution to its stockholders, an amount in cash equal to $8.00 (the "Series B Liquidation Preference") plus all
                                    -------------------------------
declared and unpaid dividends thereon to the date fixed for such Liquidation, before any payment or distribution is made to any Junior Stock; and

               (iii) the holders of shares of Series C Preferred Stock shall be entitled to be paid for each share of Series C Preferred Stock held thereby, pari passu with any payments due to the holders of the Series A Preferred Stock,
---- -----
Series B Preferred Stock and any other Parity

Stock, if any, out of the assets of the Corporation legally available for distribution to its stockholders, an amount in cash equal to $8.00 (the "Series
                                                                         ------
C Liquidation Preference") plus all declared and unpaid dividends thereon to the
------------------------
date fixed for such Liquidation, before any payment or distribution is made to any Junior Stock.

               If the assets of the Corporation available for distribution to the holders of Preferred Stock and any Parity Stock shall be insufficient to pay in full to such holders the amounts such holders are entitled to receive, then all of the assets available for distribution shall be distributed among and paid to the holders of the Preferred Stock and the holders of Parity Stock ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

          (b)  No Additional Payment.  After the holders of all shares of
               ---------------------
Preferred Stock and any Parity Stock shall have been paid in full the amounts to which they are entitled pursuant to Section 4(a) above, the remaining assets of the Corporation shall be distributed to the holders of Junior Stock.

          (c)  Notice.  Written notice of a Liquidation stating a payment or
               ------
payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein, to the holders of record of the Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

     5.   Redemption.  The Preferred Stock shall not be redeemed or subject to
          ----------
redemption, whether at the option of the Corporation or any holder thereof, or otherwise.

     6.   Voting Rights; Election of Directors.
          ------------------------------------

          (a) Holders of the Preferred Stock shall be entitled to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

          (b) Each outstanding share of Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters entitled to be voted on by holders of Common Stock voting together as a single class with the Common Stock (and with other shares entitled to vote thereon, if any). With respect to any such vote, each share of Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Preferred Stock, as the case may be, into shares of Voting Stock pursuant to Section 7(a) on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

     7.   Conversion.
          ----------

          (a)  Optional Conversion.
               -------------------

               (i) Any holder of Series A Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this

Section 7, any or all of such holder's shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Voting Stock as is equal to the product of the number of shares of Series A Preferred Stock being so converted multiplied by the quotient of (i) the Series A Liquidation Preference divided by (ii) the conversion price of $7.72 per share, subject to adjustment as provided in Section 7(f) (such price, the "Series A Conversion Price");
                                              -------------------------

               (ii) Any holder of Series B Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 7, any or all of such holder's shares of Series B Preferred Stock into such number of fully paid and non-assessable shares of Voting Stock as is equal to the product of the number of shares of Series B Preferred Stock being so converted multiplied by the quotient of (i) the Series B Liquidation Preference divided by (ii) the conversion price of $8.00 per share, subject to adjustment as provided in Section 7(g) (such price, the "Series B Conversion Price"); and
     -------------------------

               (iii) Any holder of Series C Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 7, any or all of such holder's shares of Series C Preferred Stock into such number of fully paid and non-assessable shares of Voting Stock as is equal to the product of the number of shares of Series C Preferred Stock being so converted multiplied by the quotient of (i) the Series C Liquidation Preference divided by (ii) the conversion price of $8.00 per share, subject to adjustment as provided in Section 7(h) (such price, the "Series C Conversion Price").
     -------------------------

          Such conversion right shall be exercised by the surrender of certificate(s) representing the shares of Preferred Stock, as the case may be, to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Preferred Stock), accompanied by written notice that the holder elects to convert such shares of Preferred Stock, as the case may be, and specifying the name or names (with address) in which a certificate or certificates for shares of Voting Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(n). All certificates representing shares of Preferred Stock, as the case may be, surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it. As promptly as practicable after the surrender of any share of Preferred Stock, as the case may be, the Corporation shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable shares of Voting Stock into which such shares are entitled to be converted and, to the extent funds are legally available therefor, an amount equal to the accrued and unpaid dividends payable with respect to such shares in accordance with Section 3 above. At the time of the surrender of such certificate(s), the Person in whose name any certificate(s) for shares of Voting Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Voting Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Voting Stock shall not then be actually delivered to such Person.

               (b)  Automatic Conversion Payment.  If, at any time prior to the
                    ----------------------------
closing of a Merger or Sale:

                    (A) a holder of Series A Preferred Stock has not elected to convert its shares of Series A Preferred Stock into Voting Stock in accordance with Section 7(a) above, then upon the closing of such Merger or Sale, at the election of the holders of a majority of the Series A Preferred Stock, each outstanding share of Series A Preferred Stock shall be automatically converted, with no further action required to be taken by the Corporation or the holder thereof, into the Series A Automatic Conversion Payment;

                    (B) a holder of Series B Preferred Stock has not elected to convert its shares of Series B Preferred Stock into Voting Stock in accordance with Section 7(a) above, then upon the closing of such Merger or Sale, at the election of the holders of a majority of the outstanding Series B Preferred Stock, each outstanding share of Series B Preferred Stock shall be automatically converted, with no further action required to be taken by the Corporation or the holder thereof, into the Series B Automatic Conversion Payment; and

                    (C) a holder of Series C Preferred Stock has not elected to convert its shares of Series C Preferred Stock into Voting Stock in accordance with Section 7(a) above, then upon the closing of such Merger or Sale, at the election of the holders of a majority of the outstanding Series C Preferred Stock, each outstanding share of Series C Preferred Stock shall be automatically converted, with no further action required to be taken by the Corporation or the holder thereof, into the Series C Automatic Conversion Payment.

          Upon completion of the payment of the Series A Automatic Conversion Payment to the holders of the Series A Preferred Stock, the shares of Series A Preferred Stock shall not be entitled to any further participation, payment or distribution in such Merger or Sale. Upon completion of the payment of the Series B Automatic Conversion Payment to the holders of the Series B Preferred Stock, the shares of Series B Preferred Stock shall not be entitled to any further participation, payment or distribution in such Merger or Sale. Upon completion of the payment of the Series C Automatic Conversion Payment to the holders of the Series C Preferred Stock, the shares of Series C Preferred Stock shall not be entitled to any further participation, payment or distribution in such Merger or Sale.

          Such Series A Automatic Conversion Payment, Series B Automatic Conversion Payment and Series C Automatic Conversion Payment shall be payable, to the extent funds are legally available therefor, in the form of consideration received by the holders of shares of the Common Stock in such Merger or Sale.
If the Series A Automatic Conversion Payment, the Series B Automatic Conversion Payment and the Series C Automatic Conversion Payment are to be paid in shares of Common Stock, the value of such Common Stock shall be determined (A) in the case of a Merger (other than as set forth in clause (B) below) or Sale, by the Net Per Share Price paid for shares of Common Stock in such Merger or Sale or
(B) in the case of a Merger in which no per share price is paid for shares of Common Stock:

                    (x) with respect to the Series A Automatic Conversion Payment, mutually by the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock or, if the Board of Directors and the holders of a majority of the shares of

Series A Preferred Stock shall fail to agree, at the Corporation's expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the holders of a majority of the shares of Series A Preferred Stock;

               (y) with respect to the Series B Automatic Conversion Payment, mutually by the Board of Directors and the holders of a majority of the shares of Series B Preferred Stock or, if the Board of Directors and the holders of a majority of the shares of Series B Preferred Stock shall fail to agree, at the Corporation's expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the holders of a majority of the shares of Series B Preferred Stock; and

               (z) with respect to the Series C Automatic Conversion Payment, mutually by the Board of Directors and the holders of a majority of the shares of Series C Preferred Stock or, if the Board of Directors and the holders of a majority of the shares of Series C Preferred Stock shall fail to agree, at the Corporation's expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the holders of a majority of the shares of Series C Preferred Stock.

          Any securities of the surviving Person or securities of the Corporation other than Common Stock otherwise to be delivered to the holders of Preferred Stock in such Merger or Sale pursuant to this Section 7(b) shall be valued as follows:

               (i) With respect to securities that do not constitute "restricted securities," as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, the value shall be deemed to be the Current Market Price of such securities as of three days prior to the date of distribution.

               (ii) With respect to securities that constitute "restricted securities," as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, and that are of the same class or series as securities that are publicly traded, the value shall be adjusted to make an appropriate discount from the value as set forth above in clause (i) to reflect the appropriate fair market value thereof, as mutually determined by the Board of Directors and (x) in the case of the Series A Preferred Stock, the holders of a majority of the shares of Series A Preferred Stock, (y) in the case of the Series B Preferred Stock, the holders of a majority of the shares of Series B Preferred Stock, or
(z) in the case of the Series C Preferred Stock, the holders of a majority of the shares of Series C Preferred Stock, or if there is no active public market with respect to such class or series of securities, such securities shall be valued in accordance with clause (i) above, giving appropriate weight, if any, to such restriction as mutually determined by the Board of Directors and (x) in the case of the Series A Preferred Stock, the holders of a majority of the shares of Series A Preferred Stock, (y) in the case of the Series B Preferred Stock, the holders of a majority of the shares of Series B Preferred Stock, or
(z) in the case of the Series C Preferred Stock, the holders of a majority of the shares of Series C Preferred Stock, or if the Board of Directors and (x) in the case of the Series A Preferred Stock, the holders of a majority of the shares of Series A Preferred Stock shall fail to agree, (y) in the case of the Series B Preferred Stock, the holders of a majority of the shares of Series B Preferred Stock, or (z) in the case of the Series C Preferred Stock, the holders of a majority of the shares of Series C Preferred Stock, shall fail to agree, at the Corporation's expense by an appraiser chosen by the Board of Directors and reasonably acceptable to (x) in the case of the Series A Preferred Stock, the holders of a majority of the shares of Series A Preferred Stock or (y) in the case of the Series B Preferred Stock, the holders of a majority of the shares of Series B Preferred Stock, or (z) in the case of the Series C Preferred Stock, the holders of a majority of the shares of Series C Preferred Stock.

               If the Series A Automatic Conversion Payment is to be paid in other consideration received by holders of shares of the Common Stock, the value of such other consideration shall be mutually determined by the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock or, if the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock shall fail to agree, at the Corporation's expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the holders of a majority of the shares of Series A Preferred Stock.

               If the Series B Automatic Conversion Payment is to be paid in other consideration received by holders of shares of the Common Stock, the value of such other consideration shall be mutually determined by the Board of Directors and the holders of a majority of the shares of Series B Preferred Stock or, if the Board of Directors and the holders of a majority of the shares of Series B Preferred Stock shall fail to agree, at the Corporation's expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the holders of a majority of the shares of Series B Preferred Stock.

               If the Series C Automatic Conversion Payment is to be paid in other consideration received by holders of shares of the Common Stock, the value of such other consideration shall be mutually determined by the Board of Directors and the holders of a majority of the shares of Series C Preferred Stock or, if the Board of Directors and the holders of a majority of the shares of Series C Preferred Stock shall fail to agree, at the Corporation's expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the holders of a majority of the shares of Series C Preferred Stock.

               Immediately upon conversion as provided herein, each holder of Preferred Stock shall be deemed to be the holder of record of the Common Stock or other applicable consideration issuable upon conversion of such holder's Preferred Stock, as the case may be, notwithstanding that the share register of the Corporation shall then be closed or that certificates representing the Common Stock shall not then actually be delivered to such Person. Upon notice from the Corporation, each holder of Preferred Stock so converted shall promptly surrender to the Corporation at its principal place of business to be maintained by it (or at such other office or agency of the Corporation as the Corporation may designate by such notice to the holders of Preferred Stock) certificates representing the shares so converted.

          (c)  Termination of Rights.  On the date of any optional conversion
               ---------------------
pursuant to Section 7(a) above or of such automatic conversion pursuant to
Section 7(b) above, all rights with respect to the shares of Preferred Stock, as the case may be, so converted, including the rights, if any, to receive notices and vote, shall terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Voting Stock into which such shares of Preferred Stock, as the case may be, have been converted in the case of a conversion pursuant to Section 7(a) above, (ii) receive the Series A Automatic Conversion Payment, the Series B Automatic Conversion Payment, or the Series C Automatic Conversion Payment, as the case may be, in the case of an automatic conversion pursuant to Section 7(b) above, and (iii) exercise the rights to which they are entitled as holders of Voting Stock in the case of a conversion pursuant to Section 7(a) above.

          (d)  Certificates.  As promptly as practicable after the surrender of
               ------------
any shares of Preferred Stock, as the case may be, pursuant to Section 7(a) above, the Corporation shall deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable shares of Voting Stock into which such shares have been converted in accordance with the provisions of this subsection. At the time of the surrender of such certificate(s), the Person in whose name any certificate(s) for shares of Voting Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Voting Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Voting Stock shall not then be actually delivered to such Person.

          (e) To the extent permitted by law, when shares of Preferred Stock are converted, all dividends declared and unpaid on the shares of Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Voting Stock issued upon such conversion.

          (f)  Anti-dilution Adjustments of the Series A Preferred Stock.  The
               ---------------------------------------------------------
Series A Conversion Price, and the number and type of securities to be received upon conversion of the Series A Preferred Stock, shall be subject to adjustment as follows:

               (i)  Dividend, Subdivision, Combination or Reclassification of
                    ---------------------------------------------------------
Common Stock. In the event that the Corporation shall at any time or from time
------------
to time, prior to conversion of the Series A Preferred Stock (w) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series A Preferred Stock, or in which holders of such shares participate, in the manner provided in Section 3) on the outstanding shares of Common Stock payable in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this Section 7(f)), then, and in each such case, the Series A Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(f)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

               (ii) Issuance of Rights to Purchase Common Stock below Series A
                    ----------------------------------------------------------
Conversion Price.  If the Corporation shall at any time or from time to time
----------------
prior to conversion of the Series A Preferred Stock, issue or sell any shares of Common Stock or Common Stock Equivalents at a price per share of Common Stock that is less than the Series A Conversion Price then in effect as of the record date or Issue Date referred to in the following sentence, as the case may be (the "Relevant Date") (treating the price per share of Common Stock, in the case
      -------------
of the issuance of any Common Stock Equivalent, as equal to (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent divided by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than issuances or sales (A) for which an adjustment is made pursuant to another paragraph of this Section 7(f), and (B) in connection with an Excluded Transaction, then, and in each such case, the Series A Conversion Price then in
             ----
effect shall be adjusted by multiplying the Series A Conversion Price in effect
                            -----------
on the day immediately prior to the Relevant Date by a fraction (I) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the number of shares of Common Stock which
                                 ----
the aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Series A Conversion Price on the Relevant Date (or, in the case of Common Stock Equivalents, the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of such Common Stock Equivalents, plus the aggregate amount of any additional consideration
                   ----
initially payable upon conversion, exchange or exercise of such Common Stock Equivalents would purchase at the Series A Conversion Price on the Relevant
Date) and (II) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the number of additional
                                                 ----
shares of Common Stock issued or to be issued (or, in the case of Common Stock Equivalents, the maximum number of shares of Common Stock into which such Common Stock Equivalents initially may convert, exchange or be exercised). Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective retroactively (x) in the case of an issuance to the stockholders of the Corporation, as such, to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such shares of Common Stock or Common Stock Equivalents and (y) in all other cases, on the date (the "Issue
                                                                       -----
Date") of such issuance; provided, however, that the determination as to whether
----                     --------  -------
an adjustment is required to be made pursuant to this Section 7(f)(ii) shall only be made upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised; and provided further,
                                                             -------- -------
that if any Common Stock Equivalents (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 7(f)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such Common Stock Equivalents there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Series A Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) in order to (A) eliminate from the computation any additional shares of Common Stock corresponding to such Common Stock Equivalents as shall have expired or terminated, (B) treat the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Common Stock Equivalents as having been issued for the consideration actually received and receivable therefor and (C) treat any of such Common Stock Equivalents which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

          (iii)  Certain Distributions.  In case the Corporation shall at any
                 ---------------------
time or from time to time prior to conversion of the Series A Preferred Stock, distribute to all holders of shares of the Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding dividends or distributions paid or made to holders of shares of Series A Preferred Stock, or in which holders of such shares participate, in the manner provided in Section 3, and dividends payable in shares of Common Stock for which adjustment is made under another paragraph of this Section 7(f) and any distribution in connection with an Excluded Transaction) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those distributions in respect of which an adjustment in the Series A Conversion Price is made pursuant to another paragraph of this Section 7(f) and any distribution in connection with an Excluded Transaction), then, and in each such case, the Series A Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Series A Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one); provided, however, that no adjustment shall be made with respect to any
--------  -------
distribution of rights or warrants to subscribe for or purchase securities of the Corporation if the holder of shares of Series A Preferred Stock would otherwise be entitled to receive such rights or warrants upon conversion at any time of shares of Series A Preferred Stock into Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

          (iv) Other Changes.  In case the Corporation at any time or from time
               -------------
to time, prior to the conversion of the Series A Preferred Stock, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Sections 7(f)(i) through (iii) or Section 7(k) (but not including any action described in any such Section) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Series A Conversion Price as a result of such action, then, and in each such case, the Series A Conversion Price shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the shares of Series A Preferred Stock).

          (v) De Minimis Adjustments.  Notwithstanding anything herein to the
              ----------------------
contrary, no adjustment under this Section 7(f) need be made to the Series A Conversion Price if the Corporation receives written notice from holders of all of the outstanding Series A Preferred Stock that no such adjustment is required.

          (g)  Anti-dilution Adjustments of the Series B Preferred Stock.  The
               ---------------------------------------------------------
Series B Conversion Price, and the number and type of securities to be received upon conversion of the Series B Preferred Stock, shall be subject to adjustment as follows:

               (i)  Dividend, Subdivision, Combination or Reclassification of
                    ---------------------------------------------------------
Common Stock. In the event that the Corporation shall at any time or from time
------------
to time, prior to conversion of the Series B Preferred Stock (w) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series B Preferred Stock, or in which holders of such shares participate, in the manner provided in Section 3) on the outstanding shares of Common Stock payable in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this Section 7(g)), then, and in each such case, the Series B Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series B Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(g)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

               (ii) Issuance of Rights to Purchase Common Stock below Series B
                    ----------------------------------------------------------
Conversion Price.  If the Corporation shall at any time or from time to time
----------------
prior to conversion of the Series B Preferred Stock, issue or sell any shares of Common Stock or Common Stock Equivalents at a price per share of Common Stock (the "New Issue Price") that is less than the Series B Conversion Price then in
      ---------------
effect as of the Relevant Date, other than issuances and sales in connection with an Excluded Transaction, then, and in each such case, the Series B
                              ----
Conversion Price then in effect shall be adjusted to equal the New Issue Price. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective retroactively (x) in the case of an issuance to the stockholders of the Corporation, as such, to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such shares of Common Stock or Common Stock Equivalents and (y) in all other cases, on the Issue Date of such issuance; provided, however, that the determination as to whether an adjustment
          --------  -------
is required to be made pursuant to this Section 7(g)(ii) shall only be made upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised.

          (iii)  Revenue Adjustment.  In the event that the sum (such sum, the
                 ------------------
"Deferred Revenue Amount") of (1) the difference of (A) the Corporation's
------------------------
deferred revenue from its magazine business for the fiscal year ending December 31, 1999, stated on its audited balance sheet for the fiscal year ending December 31, 1999, and (B) the Corporation's deferred revenue from its magazine
                   ---
business at December 31, 1998, stated on its audited balance sheet for the fiscal year ending December 31, 1998, plus (2) the Corporation's net revenue
                                      ----
from its magazine business at December 31, 1999, as stated on its audited income statement for the fiscal year ending December 31, 1999, is (x) less than $206.1 million, but greater than or equal to $198.1 million, then the Series B Conversion Price then in effect shall be immediately reduced to $7.00 (subject to anti-dilution adjustment for the events described in Section 7(g)(i) above); provided, however that no such reduction shall be made if the Series B
--------  -------
Conversion Price then in effect is less than or equal to $7.00 (subject to anti-dilution adjustment for the events described in Section 7(g)(i) above); (y) less than $198.1 million, then the Series B Conversion Price then in effect shall be immediately reduced to $6.00 (subject to anti-dilution adjustment for the events described in Section 7(g)(i) above); provided, however that no such reduction
                                     --------  -------
shall be made if the Series B Conversion Price then in effect is less than or equal to $6.00 (subject to anti-dilution adjustment for the events described in Section 7(g)(i) above); or (z) greater than or equal to $206.1 million, then there shall be no adjustment under this Section 7(g)(iii).

          (iv) Initial Public Offering Adjustment.  If on or prior to January
               ----------------------------------
12, 2001, the Corporation shall not have either closed its Initial Public Offering at a Company Valuation of at least $425 million or shall not have closed a Sale or Merger at a Company Valuation of at least $425 million, then the Series B Conversion Price then in effect shall be immediately reduced to $6.50 (subject to anti-dilution adjustment for the events described in Section 7(g)(i) above); provided, however that no such reduction shall be made if the
                --------  -------
Series B Conversion Price then in effect is less than or equal to $6.50 (subject to anti-dilution adjustment for the events described in Section 7(g)(i) above).

          (v) Certain Distributions.  In case the Corporation shall at any time
              ---------------------
or from time to time, prior to conversion of the Series B Preferred Stock, distribute to all holders of shares of the Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding dividends or distributions paid or made to holders of shares of Series B Preferred Stock, or in which holders of such shares participate, in the manner provided in Section 3, and dividends payable in shares of Common Stock for which adjustment is made under another paragraph of this Section 7(g) and any distribution in connection with an Excluded Transaction) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those distributions in respect of which an adjustment in the Series B Conversion Price is made pursuant to another paragraph of this Section 7(g) and any distribution in connection with an Excluded Transaction), then, and in each such case, the Series B Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Series B Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one); provided,
                                                                --------
however, that no adjustment shall be made with respect to any distribution
-------
of rights or warrants to subscribe for or purchase securities of the Corporation if the holder of shares of Series B Preferred Stock would otherwise be entitled to receive such rights or warrants upon conversion at any time of shares of Series B Preferred Stock into Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

          (vi) Other Changes.  In case the Corporation at any time or from time
               -------------
to time, prior to the conversion of the Series B Preferred Stock, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Sections 7(g)(i) through (v) or Section 7(k) (but not including any action described in any such Section) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Series B Conversion Price as a result of such action, then, and in each such case, the Series B Conversion Price shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the shares of Series B Preferred Stock).

          (vii)  De Minimis Adjustments.  Notwithstanding anything herein to the
                 ----------------------
contrary, no adjustment under this Section 7(g) need be made to the Series B Conversion Price if the Corporation receives written notice from holders of all of the outstanding Series B Preferred Stock that no such adjustment is required.

     (h)  Anti-dilution Adjustments of the Series C Preferred Stock.  The
          ---------------------------------------------------------
Series C Conversion Price, and the number and type of securities to be received upon conversion of the Series C Preferred Stock, shall be subject to adjustment as follows:

          (i) Dividend, Subdivision, Combination or Reclassification of Common
              ----------------------------------------------------------------
Stock.  In the event that the Corporation shall at any time or from time to
-----
time, prior to conversion of the Series C Preferred Stock (w) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series C Preferred Stock, or in which holders of such shares participate, in the manner provided in Section 3) on the outstanding shares of Common Stock payable in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this Section 7(h)), then, and in each such case, the Series C Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series C Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 7(h)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

          (ii)  Issuance of Rights to Purchase Common Stock below Series C
                ----------------------------------------------------------
Conversion Price.  If the Corporation shall at any time or from time to time
----------------
prior to conversion of the Series C Preferred Stock, issue or sell any shares of Common Stock or Common Stock Equivalents at a New Issue Price that is less than the Series C Conversion Price then in effect as of the Relevant Date, other than issuances and sales in connection with an Excluded Transaction, then, and in
                                                                ----
each such case, the Series C Conversion Price then in effect shall be adjusted to equal the New Issue Price. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective retroactively (x) in the case of an issuance to the stockholders of the Corporation, as such, to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such shares of Common Stock or Common Stock Equivalents and (y) in all other cases, on the Issue Date of such issuance; provided, however, that the
                                           --------  -------
determination as to whether an adjustment is required to be made pursuant to this Section 7(h)(ii) shall only be made upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised.

          (iii) Initial Public Offering Adjustment.  If on or prior to January
                ----------------------------------
12, 2001, the Corporation shall not have either closed its Initial Public Offering at a Company Valuation of at least $425 million or shall not have closed a Sale or Merger at a Company Valuation of at least $425 million, then the Series C Conversion Price then in effect shall be immediately reduced to $6.50 (subject to anti-dilution adjustment for the events described in Section 7(h)(i) above); provided, however that no such reduction shall be made if the
                --------  -------
Series C Conversion Price then in effect is less than or equal to $6.50 (subject to anti-dilution adjustment for the events described in Section 7(h)(i) above).

          (iv)  Certain Distributions.  In case the Corporation shall at any
                ---------------------
time or from time to time prior to conversion of the Series C Preferred Stock, distribute to all holders of shares of the Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding dividends or distributions paid or made to holders of shares of Series C Preferred Stock, or in which holders of such shares participate, in the manner provided in Section 3, and dividends payable in shares of Common Stock for which adjustment is made under another paragraph of this Section 7(h) and any distribution in connection with an Excluded Transaction) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those distributions in respect of which an adjustment in the Series C Conversion Price is made pursuant to another paragraph of this Section 7(h) and any distribution in connection with an Excluded Transaction), then, and in each such case, the Series C Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying the Series C Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one); provided, however, that no adjustment shall be made with respect to any
--------  -------
distribution of rights or warrants to subscribe for or purchase securities of the Corporation if the holder of shares of Series C Preferred Stock would otherwise be entitled to receive such rights or warrants upon conversion at any time of shares of Series C Preferred Stock into Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

          (v)  Other Changes.  In case the Corporation at any time or from time
               -------------
to time, prior to the conversion of the Series C Preferred Stock, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Sections 7(h)(i) through (iii) or Section 7(k) (but not including any action described in any such Section) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Series C Conversion Price as a result of such action, then, and in each such case, the Series C Conversion Price shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the shares of Series C Preferred Stock).

          (vi) De Minimis Adjustments.  Notwithstanding anything herein to the
               ----------------------
contrary, no adjustment under this Section 7(h) need be made to the Series C Conversion Price if the Corporation receives written notice from holders of all of the outstanding Series C Preferred Stock that no such adjustment is required.

     (i)  Abandonment. If the Corporation shall take a record of the holders of
          -----------
its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Series A Conversion Price, Series C Conversion Price or the Series C Conversion Price shall be required by reason of the taking of such record.

     (j)  Certificate as to Adjustments.  Upon any increase or decrease in
          -----------------------------
the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as the case may be, the Corporation shall within a reasonable period (not to exceed 10 days) following any of the foregoing transactions deliver (x) in the case of an increase or decrease in the Series A Conversion Price to each registered holder of Series A Preferred Stock, (y) in the case of an increase or decrease in the Series B Conversion Price to each registered holder of Series B Preferred Stock and (z) in the case of an increase or decrease in the Series C Conversion Price, to each registered holder of Series C Preferred Stock a certificate, signed by (i) the

President or a Vice President of the Corporation and (ii) the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Series A Conversion Price, the Series B Conversion Price or Series C Conversion Price then in effect following such adjustment.

          (k)  Reorganization, Reclassification.  In case of any merger or
               --------------------------------
consolidation of the Corporation (other than a Merger) or any capital reorganization, reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value) (each, a "Transaction"), the Corporation shall
                                          -----------
execute and deliver to each holder of Preferred Stock at least ten (10) Business Days prior to effecting such Transaction a certificate stating that the holder of each share of Preferred Stock shall have the right to receive in such Transaction, in exchange for each share of Preferred Stock, as the case may be, a security substantially similar to (and not less favorable than), including, without limitation, with respect to rank, anti-dilution protection and conversion rights, the Preferred Stock, as the case may be, and provision shall be made therefor in the agreement, if any, relating to such Transaction.

               (i) In case of any Merger or Sale in which the holders of a majority of the Series A Preferred Stock waive in writing their right to the Series A Automatic Conversion Payment pursuant to Section 7(b) above, the Corporation shall execute and deliver to each holder of Series A Preferred Stock at least ten (10) Business Days prior to effecting such transaction a certificate stating that the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such shares of Series A Preferred Stock into the kind and amount of shares of stock or other securities, property or cash receivable upon such Merger or Sale by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock could have been converted immediately prior to such Merger or Sale, and provision shall be made therefor in the agreement, if any, relating to such Merger or Sale.

               (ii) In case of any Merger or Sale in which the holders of a majority of the Series B Preferred Stock waive in writing their right to the Series B Automatic Conversion Payment pursuant to Section 7(b) above, the Corporation shall execute and deliver to each holder of Series B Preferred Stock at least ten (10) Business Days prior to effecting such transaction a certificate stating that the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such shares of Series B Preferred Stock into the kind and amount of shares of stock or other securities, property or cash receivable upon such Merger or Sale by a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock could have been converted immediately prior to such Merger or Sale, and provision shall be made therefor in the agreement, if any, relating to such Merger or Sale.

               (iii) In case of any Merger or Sale in which the holders of a majority of the Series C Preferred Stock waive in writing their right to the Series C Automatic Conversion Payment pursuant to Section 7(b) above, the Corporation shall execute and deliver to each holder of Series C Preferred Stock at least ten (10) Business Days prior to effecting such transaction a certificate stating that the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such shares of Series C Preferred Stock into the kind and amount of shares of stock or other securities, property or cash receivable upon such Merger or Sale by a holder of the number of shares of Common Stock into which such share of Series C Preferred Stock could have been converted immediately prior to such Merger or Sale, and provision shall be made therefor in the agreement, if any, relating to such Merger or Sale.

          Each such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for this
Section 7. The provisions of this Section 7(k) and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

          (l) Notices.  In case at any time or from time to time:
              -------

              (w) the Corporation shall declare a dividend (or any other distribution) on its shares of Common Stock;

              (x) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants (other than in connection with an Excluded Transaction);

              (y) there shall be any Transaction; or

              (z) there shall occur the Initial Public Offering, a Merger or a Sale;

              then the Corporation shall mail to each holder of Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such Transaction, Initial Public Offering, Merger or Sale is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such Transaction, Initial Public Offering, Merger or Sale. Notwithstanding the foregoing, in the case of any event to which Section 7(k) is applicable, the Corporation shall also deliver the certificate described in such Section 7(k) to each holder of Preferred Stock at least 10 Business Days' prior to effecting such reorganization or reclassification as aforesaid.

          (m) Reservation of Voting Stock.  The Corporation shall at all times
              ---------------------------
reserve and keep available for issuance upon the conversion of the Preferred Stock, such number of its authorized but unissued shares of Voting Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Preferred Stock, and shall take all action to increase the authorized number of shares of Voting Stock if at any time there shall be insufficient authorized but unissued shares of Voting Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock.

          (n) No Conversion Tax or Charge.  The issuance or delivery of
              ---------------------------
certificates for Common Stock upon the conversion of shares of Preferred Stock shall be made without charge to the converting holder thereof for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holder of the shares of Preferred Stock, as the case may be, converted; provided, however, that the
                                                   --------  -------
Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Preferred Stock, as the case may be, converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

     8.  Automatic Conversion.  Each share of Preferred Stock shall
         --------------------
automatically be converted into fully paid and nonassessable shares of Voting Stock at the then applicable Series A Conversion Price, Series B Conversion Price and Series C Conversion Price, as the case may be, in accordance with
Section 7 hereof simultaneously with the closing of the Initial Public Offering at a price per share of Common Stock that is not less than 150% of the then applicable (x) Series A Conversion Price in the case of the Series A Preferred Stock, (y) Series B Conversion Price in the case of the Series B Preferred Stock and (z) Series C Conversion Price in the case of the Series C Preferred Stock, and in each case resulting in aggregate gross proceeds to the Corporation of at least $20,000,000. In the event of an Initial Public Offering, the Person(s) entitled to receive the shares of Voting Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted its Preferred Stock, as the case may be, until the closing of such offering, except that any such Person may convert its shares of Preferred Stock at an earlier time in accordance with paragraph 7.

     9.  Certain Remedies.  Any registered holder of Preferred Stock shall be
         ----------------
entitled to an injunction or injunctions to prevent breaches of the provisions of this Article FOURTH, Section B and to enforce specifically the terms and provisions of this Article FOURTH, Section B in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

     10. Business Day.  If any payment shall be required by the terms hereof to
         ------------
be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

     11. Definitions.  As used in this Restated Certificate of Incorporation,
         -----------
the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa),
                                                                ---- -----
unless the context otherwise requires:

         "Board of Directors" means the Board of Directors of the Corporation.
          ------------------

         "Business Day" means any day except a Saturday, a Sunday, or other day
          ------------
on which commercial banks in the State of New York are authorized or required by law or executive order to close.

         "Capital Stock" means, with respect to any Person, any and all shares,
          -------------
interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security whether or not it is exchangeable for or convertible into such capital stock).

          "Common Stock" means the Voting Stock and the Nonvoting Stock.
           ------------

          "Common Stock Equivalent" shall mean any security or obligation which
           -----------------------
is by its terms convertible into shares of Common Stock or another Common Stock Equivalent, including, without limitation, any option, warrant or other subscription or purchase right with respect to Common Stock.

          "Company Valuation" means (i) in the case of the Initial Public
           -----------------
Offering, the product of (x) the mid-point of the anticipated price range per share of Voting Stock offered in the Initial Public Offering as set forth in the then most recently circulated "red-herring" prospectus of the Corporation in which such mid-point is stated multiplied by (y) the total number of shares of Common Stock outstanding on a Fully-Diluted Basis prior to the Initial Public Offering, (ii) in the case of a Merger, the product of (x) the Net Per Share Price paid for each share of Common Stock by the surviving Person in such transaction multiplied by (y) the total number of shares of Common Stock outstanding on a Fully-Diluted Basis immediately prior to such transaction and
(iii) in the case of a Sale, the aggregate proceeds received by the holders of Common Stock of the Corporation in such transaction.

          "Conversion Price" shall have the meaning ascribed to it in Section
           ----------------
7(a) hereof.

          "Current Market Price" per share shall mean, as of the date of
           --------------------
determination, (a) the average of the daily Market Price under clause (a), (b) or (c) of the definition thereof of the Common Stock during the immediately preceding thirty (30) trading days ending on such date, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, then the Market Price under clause (d) of the definition thereof on such date.

          "Deferred Revenue Amount" shall have the meaning ascribed to it in
           -----------------------
Section 7(g)(iii) hereof.

          "Excluded Transaction" means:  (a) any issuance by the Corporation to
           --------------------
employees, consultants or directors of the Corporation of Common Stock Equivalents pursuant to a stock option plan or other employee benefit arrangement approved by the Board of Directors (and the issuance of Common Stock upon the exercise of such Common Stock Equivalents); (b) any issuance of Common Stock (i) upon the conversion of shares of Preferred Stock (including, but not limited to, any adjustment of the Series B Conversion Price pursuant to Section 7(g)(iii) and (iv) hereof), or (ii) as a dividend on shares of Preferred Stock;
(c) the issuance and sale by the Corporation of the Investor Warrants and the Lender Warrants (and the issuance of Common Stock upon the exercise of the Investor Warrants and the Lender Warrants); and (d) the issuance of 350,000 shares of Nonvoting Stock to Stuart Bell pursuant to the terms of that Consulting Agreement, dated as of December 31, 1999, between the Company, Campana Limited Partnership and Stuart Bell, as amended by that First Amendment to Consulting Agreement, dated as of January 19, 2000, between the Company, Campana Limited Partnership and Stuart Bell.

          "Fully-Diluted Basis" means, on the date of determination, the total
           -------------------
number of shares of Voting Stock issued and outstanding on such date plus the total number of shares of Voting Stock that are issuable upon exercise or conversion of all outstanding Common Stock Equivalents that are "in the money" on such date.

          "Initial Public Offering" shall mean the first underwritten public
           -----------------------
offering of Common Stock pursuant to an effective registration statement under the Securities Act.

          "Investor Warrants" means those warrants to purchase Common Stock
           -----------------
issued by the Corporation pursuant to that Stock and Warrant Purchase Agreement dated as of January 12, 2000 between the Corporation and the Purchasers named therein.

          "Issue Date" shall have the meaning ascribed to it in Section 7(f)(ii)
           ----------
hereof.

          "Junior Stock" shall have the meaning ascribed to it in Section 2
           ------------
hereof.

          "Lender Warrants" means those warrants to purchase Common Stock to be
           ---------------
issued by the Corporation to Jay Walker pursuant to that Credit Agreement dated as of January 12, 2000 between the Company and Jay Walker, as assigned by Jay Walker to Arena Capital Investment Fund, L.P. pursuant to that Assignment Agreement dated as of February 1, 2000.

          "Liquidation" shall mean the voluntary or involuntary liquidation
           -----------
under applicable bankruptcy or reorganization legislation, or the dissolution or winding up of the Corporation.

          "Market Price" shall mean, as of the date of determination, (a) the
           ------------
closing price per share of Common Stock on such date published in The Wall
                                                                  --------
Street Journal or, if no such closing price on such date is published in The
--------------                                                           ---
Wall Street Journal, the average of the closing bid and asked prices on such
-------------------
date, as officially reported on the principal national securities exchange (including, without limitation, The Nasdaq Stock Market, Inc.) on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined at the Corporation's expense by an appraiser chosen by the Corporation and, (x) in the case of the Series A Preferred Stock, reasonably satisfactory to the holders of a majority of the Series A Preferred Stock, (y) in the case of the Series B Preferred Stock, reasonably satisfactory to the holders of a majority of the Series B Preferred Stock and (z) in the case of the Series C Preferred Stock, reasonably satisfactory to the holders of a majority of the Series C Preferred Stock. Any determination of the Market Price by an appraiser shall be based on a valuation of the Corporation as an entirety without regard to any discount for minority interests or disparate voting rights among classes of Capital Stock. In the event that there is continuous trading of the Common Stock on any securities exchange, then the closing price per share shall be deemed to be the price quoted for such day in The Wall Street Journal, or if no such price is published therein, the closing price shall be the price quoted at 4:00 p.m., New York time.

          "Merger" shall mean (x) the merger or consolidation of the Corporation
           ------
into or with one or more Persons, (y) the merger or consolidation of one or more Persons into or with the Corporation or (z) a tender offer or other business combination transaction, if, in the case of (x), (y), or (z) the stockholders of the Corporation prior to such merger, consolidation, tender offer or other transaction do not retain at least a majority of the voting power of the surviving Person.

          "Net Per Share Price" shall mean an amount equal to a quotient
           -------------------
expressed as a fraction (a) the numerator of which shall be the aggregate dollar amount paid to the stockholders of the Corporation as consideration in a Merger or Sale and (b) the denominator of which shall be the number of shares of Common Stock outstanding on a Fully-Diluted Basis.

          "New Issue Price" shall have the meaning ascribed to it in Section
           ---------------
7(g)(ii) hereof.

          "Nonvoting Stock" means the Class B Common Stock.
           ---------------

          "Parity Stock" shall have the meaning ascribed to it in Section 2(a)
           ------------
hereof.

          "Person" means any individual, firm, corporation, partnership, limited
           ------
liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

          "Preferred Stock" means the Series A Preferred Stock, the Series B
           ---------------
Preferred Stock and the Series C Preferred Stock.

          "Relevant Date" shall have the meaning ascribed to it in Section
           -------------
7(f)(ii) hereof.

          "Sale" shall mean the voluntary sale, conveyance, exchange or transfer
           ----
to another Person of all or substantially all of the assets of the Corporation.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          "Series A Automatic Conversion Payment" means, with respect to each
           -------------------------------------
share of Series A Preferred Stock, a payment equal to the Series A Liquidation Preference.

          "Series A Conversion Price" shall have the meaning ascribed to it in
           -------------------------
Section 7(a) hereof.

          "Series A Liquidation Preference" shall have the meaning ascribed to
           -------------------------------
it in Section 4(a) hereof.

          "Series A Preferred Stock" shall have the meaning ascribed to it in
           ------------------------
Section 1 hereof.

          "Series B Automatic Conversion Payment" means, with respect to each
           -------------------------------------
share of Series B Preferred Stock, a payment equal to the Series B Liquidation Preference.

          "Series B Conversion Price" shall have the meaning ascribed to it in
           -------------------------
Section 7(a) hereof.

          "Series B Liquidation Preference" shall have the meaning ascribed to
           -------------------------------
it in Section 4(a) hereof.

          "Series B Preferred Stock" shall have the meaning ascribed to it in
           ------------------------
Section 1 hereof.

          "Series C Automatic Conversion Payment" means, with respect to each
           -------------------------------------
share of Series C Preferred Stock, a payment equal to the Series C Liquidation Preference.

          "Series C Conversion Price" shall have the meaning ascribed to it in
           -------------------------
Section 7(a) hereof.

          "Series C Liquidation Preference" shall have the meaning ascribed to
           -------------------------------
it in Section 4(a) hereof.

          "Series C Preferred Stock" shall have the meaning ascribed to it in
           ------------------------
Section 1 hereof.

          "Transaction" shall have the meaning ascribed to it in Section 7(k)
           -----------
hereof.

          "Voting Stock" means the Class A Common Stock.
           ------------

     FIFTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

          1.  Election of directors need not be by written ballot.

          2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

     SIXTH. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     SEVENTH.

          1.  Actions, Suits and Proceedings Other than by or in the Right of
              ---------------------------------------------------------------
the Corporation.  All references in this Article SEVENTH to "Sections" or
---------------
"Section" are references to Sections or a Section of this Article SEVENTH. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted
-----------
in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its
                                                          ---------------
equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

          2.  Actions or Suits by or in the Right of the Corporation.  The
              ------------------------------------------------------
Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper.

          3.  Indemnification for Expenses of Successful Party.  Notwithstanding
              ------------------------------------------------
the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys'
fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the
          ---------------
Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

          4.  Notification and Defense of Claim.  As a condition precedent to
              ---------------------------------
his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

          5.  Advance of Expenses.  Subject to the provisions of Section 6
              -------------------
below, in the event that the Corporation does not assume the defense pursuant to
Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the

Corporation in advance of the final disposition of such matter; provided,
                                                                --------
however, that the payment of such expenses incurred by an Indemnitee in advance
-------
of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

          6.  Procedure for Indemnification.  In order to obtain indemnification
              -----------------------------
or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested
                                                                  -------------
directors"), whether or not a quorum, (b) a majority vote of a quorum of the
---------
outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

          7.  Remedies.  The right to indemnification or advances as granted by
              --------
this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

          8.  Subsequent Amendment.  No amendment, termination or repeal of this
              --------------------
Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

          9.   Other Rights.  The indemnification and advancement of expenses
               ------------
provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

          10.  Partial Indemnification.  If an Indemnitee is entitled under any
               -----------------------
provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

          11.  Insurance.  The Corporation may purchase and maintain insurance,
               ---------
at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

          12.  Merger or Consolidation.  If the Corporation is merged into or
               -----------------------
consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

          13.  Savings Clause.  If this Article or any portion hereof shall be
               --------------
invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

          14.  Definitions.  Terms used herein and defined in Section 145(h) and
               -----------
Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

          15.  Subsequent Legislation.  If the General Corporation Law of
               ----------------------
Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

     EIGHTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     EXECUTED at Stamford, Connecticut, on May 31, 2000.


                              /s/  Michael R. Loeb
                              --------------------------------
                              Michael Loeb, President